Notes to Footnote 2

Shares held by Skyline Venture Partners III, L.P., whose General Partner is Skyline Venture
Management III, LLC.  John Freund and Yasunori Kaneko, as Managing Directors of Skyline
Venture Management III, LLC, may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities.  In addition, Eric Gordon is a partner at Skyline ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power.  Each of Drs. Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

Notes to Footnote 3

Shares held by Skyline Venture Partners Qualified Purchaser Fund III, L.P., whose General
Partner is Skyline Venture Management III, LLC.  John Freund and Yasunori Kaneko, as
Managing Directors of Skyline Venture Management III, LLC, may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities.  In addition, Eric Gordon is a partner at
Skyline ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power.  Each of Drs. Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

Notes to Footnote 4

Shares held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P., whose General
Partner is Skyline Venture Management IV, LLC.  John Freund and Yasunori Kaneko, as
Managing Directors of Skyline Venture Management IV, LLC, may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities.  In addition, Eric Gordon is a partner at
Skyline ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power.  Each of Drs. Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.